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                Exhibit 5
                                                            August 11, 1997
           Securities and Exchange Commission 450 Fifth Street, N.W.
                Washington, DC 20549

                Re:Consolidated Natural Gas Company Common Stock, $2.75 Par
                     Value

                Dear Sirs:

                     This opinion is rendered in connection with the registration by Consolidated Natural Gas Company (the "Company") of up to 4,000,000 shares of common stock ("Common Stock") to be issued in connection with the Company's 1997 Stock Incentive Plan (the "Plan"), as described in Consolidated's registration statement on Form S-8 ("Registration Statement"), filed under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") this date.

                     As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorporation and by-laws of Consolidated and the SEC Order dated March 28, 1996 (HCAR 26500) ("1996 Order"), File No. 70-8667, issued pursuant to the Public Utility Holding Company Act of 1935 ("1935 Act"); the Registration Statement to which this opinion is an exhibit; the exhibits to the 1996 Order and Registration Statement; and the corporate records and proceedings relating to the issuance of such common stock under the Plan.
                     Consolidated's 1935 Act authorization of the Plan in File No. 70-8667 extends through March 31, 2001.
                                         In our opinion,
                (1)as  long  as  the Plan is authorized by  the  1996 Order,
                     and
                (2)as   long  as  the  Common  Stock  is  issued  for
                     consideration not less than par value, and
                (3)as long as the Common Stock is executed, issued and
                     delivered in accordance with the Plan
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      then such Common Stock will be legally issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the statement in Note 16, page 41, of the Notes to Consolidated Financial Statements contained in Appendix I to the Company's definitive proxy statement filed with the Commission pursuant to Regulation 14A, to the effect that the ultimate liability arising from the claims and suits pending against Consolidated's subsidiary companies will not have a material effect on Consolidated's financial position or results of operations.

Very truly yours,

Stephen E. Williams
                                         Senior Vice President and General
                                         Counsel


                         James M. Hostetler, Jr. Attorney